UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2023

Ouster, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39463 (Commission File Number)	86-2528989 (IRS Employer Identification No.)

350 Treat Avenue San Francisco, California 94110
(Address of principal executive offices) (Zip Code)

(415) 949-0108

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OUST	New York Stock Exchange
Warrants to purchase common stock	OUST WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Hercules Amendment

On February 10, 2023, Ouster, Inc., a Delaware corporation (“Ouster” or the “Company”), entered into a Third Amendment to Loan and Security Agreement (the “Amendment”) with the lenders party thereto, Hercules Capital, Inc., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the lenders (the “Agent”), and the guarantors party thereto, which amends that certain Loan and Security Agreement, dated as of April 29, 2022 (as amended by that certain First Amendment to Loan and Security Agreement dated as of August 5, 2022, and as amended by that certain Consent and Second Amendment to Loan and Security Agreement dated as of November 1, 2022, the “Existing Credit Agreement”, and as further amended by the Amendment, the “Agreement”), to (i) increase the existing debt baskets for (a) purchase money debt and capital leases, and (b) letter of credit obligations; (ii) provide for increased flexibility to maintain cash in non-US accounts; and (iii) provide for increased flexibility to relocate certain equipment.

The Agreement continues to contain customary affirmative and negative covenants, including limitations on mergers, asset sales, liens, investments, and subsidiary indebtedness.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the terms of the Amendment, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported, on November 4, 2022, Ouster, Velodyne Lidar, Inc., a Delaware corporation (“Velodyne”), Oban Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Ouster (“Merger Sub I”), and Oban Merger Sub II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Ouster (“Merger Sub II”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, and following the satisfaction or waiver of the conditions specified therein, on February 10, 2023, Merger Sub I merged with and into Velodyne (the “First Merger”), with Velodyne surviving the First Merger as a direct, wholly owned subsidiary of Ouster (the “Surviving Corporation”), and as soon as practicable following the First Merger, the Surviving Corporation merged with and into Merger Sub II, with Merger Sub II surviving as a direct, wholly owned subsidiary of Ouster (the “Second Merger,” and together with the First Merger, the “Mergers”).

At the effective time of the First Merger (the “Effective Time”), (i) each share of common stock, par value $0.0001 per share, of Velodyne (“Velodyne Common Stock”) issued and outstanding immediately prior to the Effective Time (other than the shares that were owned by Velodyne, Ouster, Merger Sub I or Merger Sub II or any wholly owned subsidiary of Velodyne, Ouster, Merger Sub I or Merger Sub II) was converted into the right to receive 0.8204 (the “Exchange Ratio”) validly issued, fully paid and non-assessable shares of common stock, par value $0.0001 per share, of Ouster (the “Ouster Common Stock,” and such shares the “Velodyne Common Stock Merger Consideration”) and (ii) each share of preferred stock, par value $0.0001 per share, of Velodyne (“Velodyne Preferred Stock”) issued and outstanding immediately prior to the Effective Time (other than the shares that were owned by Velodyne, Ouster, Merger Sub I or Merger Sub II or any wholly owned subsidiary of Velodyne, Ouster, Merger Sub I or Merger Sub II) was cancelled for no consideration. No fractional shares of Ouster Common Stock were issued in the Mergers, and Velodyne stockholders received cash in lieu of fractional shares as part of the Velodyne Common Stock Merger Consideration, as specified in the Merger Agreement. Each share of Ouster Common Stock issued upon conversion of a share of Velodyne Common Stock, as described in this paragraph, that was subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (“Velodyne Restricted Stock”) is subject to the same substantial risk of forfeiture and has the same terms and conditions, including vesting, as applied to the Velodyne Restricted Stock immediately prior to the Effective Time (“Ouster Restricted Stock”), except that any performance goals applicable to Velodyne Restricted Stock were deemed achieved at the greater of target and actual performance and, as of the Effective Time, the Ouster Restricted Stock issued on conversion of Velodyne Restricted Stock that was originally scheduled to vest based on performance goals became subject solely to the service-based vesting schedule otherwise applicable to the Velodyne Restricted Stock.

The Exchange Ratio resulted in Velodyne equityholders and Ouster equityholders owning approximately 50% and 50%, respectively, of the fully diluted shares of Ouster Common Stock as of the effective date of the Merger Agreement.

Also at the Effective Time, outstanding warrants to purchase shares of Velodyne Common Stock (“Velodyne Warrants”) were assumed by Ouster and converted into warrants to purchase shares of Ouster Common Stock (“Ouster Warrants”) under the same terms and conditions as applied to such Velodyne Warrants as of immediately prior to the Effective Time; however, the Ouster Warrants cover a number of shares of Ouster Common Stock equal to the product of the number of shares of Velodyne Common Stock subject to each such converted Velodyne Warrant and the Exchange Ratio, rounded down to the nearest whole share, and have an exercise price per share equal to the amount obtained by dividing the per share exercise price of each such converted Velodyne Warrant by the Exchange Ratio, rounded up to the nearest whole cent.

At the Effective Time, all outstanding options to acquire shares of Velodyne Common Stock (“Velodyne Options”) held by individuals who are eligible to be included as an “employee” in a registration statement filed on Form S-8 immediately following the Effective Time (“Continuing Service Providers”) were assumed by Ouster and converted into stock options to purchase shares of Ouster Common Stock (“Ouster Options”) with the same terms and conditions as applied to the options immediately prior to the Effective Time; however, each Ouster Option covers a number of shares of Ouster Common Stock equal to the product of the number of shares of Velodyne Common Stock subject to the assumed Velodyne Options and the Exchange Ratio, rounded down to the nearest whole share, and has an exercise price per share equal to the amount obtained by dividing the per-share exercise price of the assumed Velodyne Options by the Exchange Ratio, rounded up to the nearest cent. Each Velodyne Option that was not held by a Continuing Service Provider was terminated immediately prior to the Effective Time for no consideration.

At the Effective Time, all outstanding awards of Velodyne restricted stock units (“Velodyne RSU Awards”) held by Continuing Service Providers were converted into awards of Ouster restricted stock units (“Ouster RSU Awards”) with the same terms and conditions as applied to the Velodyne RSU Awards immediately prior to the Effective Time; however, each Ouster RSU Award covers a number of shares of Ouster Common Stock equal to the product of the number of shares of Velodyne Common Stock subject to the converted Velodyne RSU Award and the Exchange Ratio, rounded down to the nearest whole share. Each Velodyne RSU Award that was not held by a Continuing Service Provider was terminated immediately prior to the Effective Time for no consideration.

All shares of Velodyne Restricted Stock and all Velodyne RSU Awards held by non-employee members of the Velodyne board of directors vested in full and became free of any restrictions, including any risk of forfeiture, as of the Effective Time and were treated as shares of Velodyne Common Stock under the Merger Agreement.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Velodyne or Ouster or to modify or supplement any factual disclosures about Velodyne or Ouster in their public reports filed with the Securities and Exchange Commission (the “SEC”). The Merger Agreement includes representations, warranties and covenants of Velodyne and Ouster made solely for the purposes of the Merger Agreement and which may be subject to important qualifications and limitations agreed to by Velodyne and Ouster in connection with the negotiated terms of the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to Velodyne’s or Ouster’s SEC filings. In addition, the representations and warranties were made for purposes of allocating risk among the parties to the Merger Agreement and should not be relied upon as establishing factual matters.

Item 7.01. Regulation FD Disclosure.

As a result of the Mergers, Velodyne has ceased to exist as a separate legal entity and therefore no longer fulfills the listing requirements of the Nasdaq Global Select Market (“Nasdaq”). On February 10, 2023, Nasdaq was notified that the Mergers had closed and it has been requested that Nasdaq (1) suspend trading of Velodyne Common Stock and the publicly traded Velodyne Warrants, (2) withdraw Velodyne Common Stock and the publicly traded Velodyne Warrants from listing on Nasdaq prior to the open of trading on February 13, 2023 and (3) file with the SEC a notification of delisting of Velodyne Common Stock and the publicly traded Velodyne Warrants under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, neither Velodyne Common Stock nor Velodyne Warrants will continue to be listed on Nasdaq.

In furtherance of the foregoing, Merger Sub II, which has been renamed “Velodyne, LLC”, as successor to Velodyne, intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of Velodyne Common Stock under Section 12(g) of the Exchange Act and the corresponding immediate suspension of Velodyne’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable, and to cease filing any further periodic reports with respect to Velodyne since it no longer exists as a public company.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements of Velodyne as of and for the years ended December 31, 2021 and 2020 are incorporated by reference to Exhibit 99.1 of this Current Report on Form 8-K. The unaudited condensed consolidated financial statements of Velodyne as of and for the nine months ended September 30, 2022 are incorporated by reference to Exhibit 99.2 of this Current Report on Form 8-K.

The audited consolidated financial statements of Velodyne as of December 31, 2022 and 2021 will be filed as an exhibit to an amendment to this Current Report on Form 8-K within 71 days of the due date of this report.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of Ouster as of and for the nine-month period ended September 30, 2022 and for the year ended December 31, 2021, giving effect to the Mergers and the transactions contemplated by the Merger Agreement, are set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

The unaudited pro forma condensed combined financial statements of Ouster as of and for the year ended December 31, 2022, giving effect to the Mergers and the transactions contemplated by the Merger Agreement, will be filed as an exhibit to an amendment to this Current Report on Form 8-K within 71 days of the due date of this report.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 4, 2022, by and among Ouster, Inc., Velodyne Lidar, Inc., Oban Merger Sub, Inc. and Oban Merger Sub II LLC (incorporated herein by reference to Exhibit 2.1 to Ouster’s Current Report on Form 8-K filed with the Commission on November 7, 2022)

10.1	Third Amendment to Loan and Security Agreement, dated February 10, 2023, by and among Ouster, Inc., Hercules Capital, Inc., and the lenders and guarantors party thereto.

23.1	Consent of KPMG LLP.

99.1	Audited consolidated financial statements of Velodyne Lidar, Inc. as of and for the years ended December 31, 2021 and 2020 (incorporated by reference to Part II, Item 8 of Velodyne’s Annual Report on Form 10-K, filed with the Commission on March 1, 2022)

99.2	Unaudited condensed consolidated financial statements of Velodyne Lidar, Inc. as of and for the nine months ended September 30, 2022 (incorporated by reference to Part I, Item 1 of Velodyne’s Quarterly Report on Form 10-Q, filed with the Commission on November 9, 2022).

99.3	Unaudited pro forma condensed combined financial information of Ouster, Inc. as of and for the nine-month period ended September 30, 2022 and for the year ended December 31, 2021.

104	Cover Page Interactive Data File (formatted as inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUSTER, INC.

By:	/s/ Angus Pacala
Name:	Angus Pacala
Title:	Chief Executive Officer

Date: February 10, 2023